EXHIBIT A

              AGREEMENT TO FILE JOINT SCHEDULE 13D/A


     We agree, in accordance with SEC Rule 13d-1(f)(1)(iii), that the Amendment No. 3 to Schedule 13D, to which this agreement is attached as an exhibit, is filed on behalf of each of us.

January 19, 2000                    Arthur W. Skotdal
(Date)                              (Signature)

January 19, 2000                    Skotdal Quality Investments, L.L.C.
(Date)                              by Arthur W. Skotdal, Manager
                                    (Signature)

January 19, 2000                    Andrew P. Skotdal
(Date)                              (Signature)

January 19, 2000                    Craig G. Skotdal
(Date)                              (Signature)

January 19, 2000                    Skotdal Brothers, L.L.C.
(Date)                              by Andrew P. Skotdal, Manager
                                    (Signature)
                                    by Craig G. Skotdal, Manager
                                    (Signature)



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